UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2005

ITC^DeltaCom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23253	58-2301135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 O.G. Skinner Drive

West Point, Georgia 31833

(Address of principal executive offices)

Registrant’s telephone number, including area code: (706) 385-8000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 8, 2005, Interstate FiberNet, Inc. and ITC^DeltaCom Communications, Inc., wholly owned subsidiaries of ITC^DeltaCom, Inc. (collectively, “ITC^DeltaCom”), entered into an Asset Purchase Agreement, dated as of August 8, 2005 (the “e^deltacom Asset Purchase Agreement”), with Quality Investment Properties Atlanta Tech Centre, L.L.C. (“QIPATC”), e^Quality, L.L.C. (“e^Quality”), Quality Investment Properties-Williams Centre, L.L.C. (“QIPWC,” and together with QIPATC and e^Quality, “Quality”). The e^deltacom Asset Purchase Agreement provides for the sale to Quality by ITC^DeltaCom of its e^deltacom data center facility located in Suwanee, Georgia, and of substantially all of the assets primarily related to the e^deltacom business. e^deltacom provides managed colocation, hosting, security, data storage, monitoring and networking services and hardware solutions, primarily from the data center facility in Suwanne, Georgia. The purchase price for these assets, which will be payable in cash at closing, is approximately $25.8 million, subject to specified adjustments. ITC^DeltaCom will use the net proceeds of the sale for general corporate purposes.

As part of the transaction, Quality will assume specified liabilities related to the e^deltacom business. Under agreements to be executed at the closing of the e^deltacom Asset Purchase Agreement transactions, ITC^DeltaCom will provide to Quality certain telecommunications services related to the operation of the e^deltacom business, and Quality will provide to ITC^DeltaCom certain data center services related to ITC^DeltaCom’s continuing operations that are currently provided from the e^deltacom data center. ITC^DeltaCom will continue to occupy a portion of the data center facility under lease and colocation agreements with Quality to be executed at the closing.

The closing of the transactions contemplated by the e^deltacom Asset Purchase Agreement is subject to customary conditions, including consents of third parties. Subject to the satisfaction of such conditions, the foregoing transactions are expected to close by September 30, 2005.

Item 2.05	Costs Associated with Exit or Disposal Activities.

The information set forth in Item 1.01 of this report is incorporated in this Item 2.05 by reference in its entirety.

Subject to the terms and conditions of the e^deltacom Asset Purchase Agreement, ITC^DeltaCom committed on August 8, 2005 to transfer to Quality the e^deltacom data center facility and substantially all of the assets and employees related to the e^deltacom business. In connection with the sale, ITC^DeltaCom estimates that it will incur approximately $1.7 million in total cash costs for transaction expenses, including financial advisory fees, legal fees and other associated costs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2005	ITC^DELTACOM, INC.

/s/ J. Thomas Mullis
J. Thomas Mullis
Senior Vice President-Legal and Regulatory
(Duly Authorized Officer)

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